UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2016

GENIE ENERGY LTD.

(Exact name of registrant as specified in its charter)

Delaware	1-35327	45-2069276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Genie Energy Ltd. (the “Registrant”) is filing this Current Report on Form 8-K/A to amend its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) at 7:50 a.m. on August 4, 2016, which included a press release attached thereto as Exhibit 99.1 (the “Press Release”). The Press Release was revised as to make the following corrections:

page 1:

Genie Energy 2Q16 Adjusted EBITDA to $2.6 million; and

the record date of the Genie common stock dividend to August 17, 2016;

page 2:

in the table, 2Q15 capitalized exploration costs to $6.7 million; and

2Q15 net cash provided by operating activities to +$5.8 million;

page 3:

in the table, YOY (year over year) calculation of the change in GOGAS G&A expense to +43.9%;

in the table, YOY change in Corporate G&A expense to +4.6%; and

throughout the financial statements and Non-GAAP reconciliations, the captions ‘Gain from Purchase of interest in AMSO, LLC’ and ‘Gain from bargain purchase of interest in AMSO, LLC’ have been changed to ‘Gain on consolidation of AMSO, LLC’, and ‘Cash acquired from purchase of interest in AMSO, LLC’ has been changed to ‘Cash acquired from consolidation of AMSO, LLC’.

A copy of the corrected Press Release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The Registrant is furnishing the information contained in this Report, including Exhibit 99.1, pursuant to Item 2.02 of Form 8-K promulgated by the SEC. This information shall not be deemed to be “filed” with the SEC or incorporated by reference into any other filing with the SEC unless otherwise expressly stated in such filing. In addition, this Report and the press release contain statements intended as “forward-looking statements” that are subject to the cautionary statements about forward-looking statements set forth in the press release.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
99.1	Corrected Press Release, dated August 4, 2016, reporting the results of operations for Genie Energy Ltd.’s fiscal quarter ended June 30, 2016.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIE ENERGY LTD.

By:	/s/ Avi Goldin
Name:	Avi Goldin
Title:	Chief Financial Officer

Dated: August 4, 2016

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EXHIBIT INDEX

Exhibit Number	Document
99.1	Corrected Press Release, dated August 4, 2016, reporting the results of operations for Genie Energy Ltd.’s fiscal quarter ended June 30, 2016.

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